Exhibit A

                                FirstEnergy Corp.
                     76 South Main Street, Akron, Ohio 44308


                                   Certificate
                                   -----------

         Pursuant to the requirements of Rule 24 of the Public Utility Holding Company Act of 1935, the undersigned certifies that:

         A copy of certificate pursuant to Rule 24 related to FirstEnergy Corp.'s financing activities, for the period ended December 31, 2003, was filed with the state commissions having jurisdiction over the electric retail rates of the company's public utility subsidiary companies.

         The names and addresses of these state commissions are as follows:

                   New Jersey Division of Energy
                   Board of Public Utilities
                   Two Gateway Center
                   Newark, NJ 07102

                   Commonwealth of Pennsylvania*
                   Public Utility Commission
                   P.O. Box 3265 Harrisburg, PA 17105-3265

                   The Public Utilities Commission of Ohio*
                   180 E. Broad Street
                   Columbus, Ohio 43215-3793

     *   A conformed  copy of the publicly  available  report was filed with the
         Pennsylvania   Public  Utility  Commission  and  The  Public  Utilities
         Commission of Ohio.

                                                    FirstEnergy Corp.



May 26, 2004
                                   By:          /s/ Harvey L. Wagner
                                         --------------------------------------
                                                    Harvey L. Wagner
                                               Vice President, Controller
                                             and Chief Accounting Officer
                                             (Principal Accounting Officer)


Note: Pennsylvania Electric Company (Penelec) is also subject to retail rate ---- regulation by the New York Public Service Commission with respect to retail service to approximately 3,700 customers in Waverly, New York served by Waverly Electric Power & Light Company, a Penelec subsidiary. Waverly Electric's revenues are immaterial, accounting for less than 1% of Penelec's total operating revenues.